Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of January 29, 2026 by and between Newbridge Acquisition Limited, a British Virgin Islands business company (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1 (File No. 333-289966) (the “Registration Statement”) and prospectus (the “Prospectus”), for its initial public offering of the Company’s units (the “Units”), each of which consists of one Class A ordinary share of no par value each, of the Company (the “Class A Ordinary Shares”), and one right, each right entitling the holder thereof to receive one-eighth of one Class A Ordinary Share upon the consummation of an initial business combination (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission (capitalized term used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Kingswood Capital Partners, LLC, the representative of the underwriters (the “Underwriters”);

WHEREAS, if a Business Combination is not consummated within the initial 15 month period following the closing of the IPO, the Company’s insiders may extend such period by 2 three-month periods, up to a maximum of 21 months in the aggregate, by depositing $500,000 (or up to $575,000 if the Underwriters’ over-allotment option is exercised in full, or in any case, $0.10 per public share) into the Trust Account (as defined below) no later than the 15 month or 18 month anniversary of the IPO (each, an “Applicable Deadline”), as applicable, for each three-month extension (each, an “Extension”), in exchange for which they will receive promissory notes;

WHEREAS, as described in the Prospectus, and in accordance with the Company’s amended and restated memorandum and articles of association (the “Charter”), $50,000,000 ($57,500,000 if the over-allotment option is exercised in full) of the proceeds from the IPO and the net proceeds of a simultaneous private placement of Units, plus any amount eventually deposited on account of any Extension, will be delivered to the Trustee to be deposited and held in a segregated trust account (the “Trust Account”) for the benefit of the Company, the Underwriters, and the holders of the Class A Ordinary Shares included in the Units issued in the IPO as hereinafter provided (the proceeds to be delivered to the Trustee and any interest subsequently earned thereon, including the proceeds from any loan in connection with an Extension, will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders, the Underwriters and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at Citibank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by the Trustee and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company, it being understood that the Trustee has no obligation to monitor or question the Company’s determination that an investment is in compliance with the foregoing clause; the Company shall not instruct the Trustee to invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder;

(d) Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or payable and, in the case of Exhibit B, up to $50,000 of interest to pay liquidation and dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that if a Termination Letter has not been received by the Trustee by the 15-month anniversary of the closing of the IPO provided in the Company’s Charter, or, in the event that the Company extended the time to complete the Business Combination for up to 21 months from the closing of the IPO by depositing $500,000 (or $575,000 if the Underwriters’ over-allotment option was exercised in full or in any case, $0.10 per public share) for each three-month extension, but has not completed the Business Combination within the applicable monthly anniversary of the Closing (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or payable and up to $50,000 of interest to pay liquidation and dissolution expenses), shall be distributed to the Public Shareholders of record as of the Last Date;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any income or franchise tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Shareholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem the Class A Ordinary Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Company’s Charter. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request;

(l) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five business days prior to the Applicable Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Applicable Deadline, to follow the instructions set forth in the Extension Letter; and

(m) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), 1(j) or 1(k) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or Secretary or other authorized officer of the Company. In addition, except with respect to its duties under Sections 1(i), 1(j), 1(k) and 1(l) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld, delayed, or conditioned. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld, delayed, or conditioned. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(k) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering;

(d) In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of the inspector of elections for the shareholder meeting verifying the vote of such shareholders regarding such Business Combination;

(e) Provide each of the Underwriters with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same; and

(f) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct; and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the Company to provide timely written investment instruction;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d) Change the investment of any Property, other than in compliance with Section 1(c);

(e) Refund any depreciation in principal of any Property;

(f) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h) Verify the accuracy of the information contained in the Registration Statement;

(i) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(j) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(k) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations, except pursuant to Section 1(j) hereof; or

(l) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) and 1(k) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof (which section may not be amended under any circumstances) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6. Miscellaneous.

(a) The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party promptly and without undue delay if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(c) This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(d) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j), 1(k) and 1(l) hereof (which sections may not be modified, amended or deleted without the affirmative vote of a majority in excess of 50 per cent of the voting rights held by such shareholders as, being entitled to do so, vote at a general meeting of the company for which notice specifying the intention to propose the resolution has been given or by a written resolution of the Company’s shareholders passed by the holders of in excess of 50 per cent of the votes entitled to vote; provided that no such amendment will affect any Public Shareholder who has properly elected to redeem his, her or its shares of the Class A Ordinary Shares in connection with a shareholder vote to approve an amendment to this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by email transmission:

if to the Trustee, to:

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, New York 10005

Attn: Relationship Management

Email: felix.orihuela@equiniti.com

if to the Company, to:

Newbridge Acquisition Limited

Unit B 17/F, Success Commercial Building

245-25, Hennessy Road, Wanchai, Hong Kong

Attn: Yongsheng Liu

Email: winstonca@163.com

in each case, with copies to:

Kingswood Capital Partners, LLC

Tower 56

126 E. 56th Street, Suite 22S

New York, NY 10022

Attn: Tony Tian

Email: ttian@kingswoodus.com

and

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Vivien Bai, Esq.

Email: vbai@loeb.com

and

Greenberg Traurig LLP

1750 Tysons Boulevard, Suite 1000

McLean, VA 22102

Attn: Yangyang Jia, Esq.

Email: jiay@gtlaw.com

(f) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(h) Each of the Company and the Trustee hereby acknowledges and agrees that the Underwriters are a third party beneficiary of this Agreement.

(i) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity; provided that the Trustee may assign this Agreement or any rights granted hereunder, in whole or in part, to (i) its affiliates in connection with a reorganization or (ii) a person that acquires all or substantially all of the business or assets of the Trustee whether by merger, acquisition, or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

EQUINITI TRUST COMPANY, LLC, as Trustee

By:	/s/ Jacqueline I. Kretzu
Name: Jacqueline I. Kretzu
Title: SVP, Relationship Director

NEWBRIDGE ACQUISITION LIMITED

By:	/s/ Yongsheng Liu
Name: Yongsheng Liu
Title: Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial set-up fee.	Initial closing of Offering by wire transfer.	$	Included
Trustee administration fee	Payable annually. First year fee payable at initial closing of Offering by wire transfer; thereafter, payable by wire transfer or check.		$8,500.00
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j), and 1(k)	Deduction by Trustee from accumulated income following disbursement made to Company under Section 1(i), 1(j), and 1(k)		$250.00
Paying Agent services as required pursuant to Section 1(i), 1(j), and 1(k)	Billed to Company upon delivery of service pursuant to Section 1(i), 1(j), and 1(k)		Prevailing rates

Exhibit A

[Letterhead of Company]

[Insert date]

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, New York 10005

Attn: Relationship Management

Re:	Trust Account No. Termination Letter

Dear Sir or Madam:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Newbridge Acquisition Limited (the “Company”) and Equiniti Trust Company, LLC (the “Trustee”), dated as of [●], 2026 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [●] (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [●], 20[●]. The Company shall notify you at least forty-eight (48) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account and to transfer the proceeds into the trust operating account at [●] to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s shareholders, if a vote is held and (b) written instruction signed by the Company with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such written instructions as soon thereafter as possible.

Very truly yours,

NEWBRIDGE ACQUISITION LIMITED

By:
Name: [●]
Title: [●]

cc:	Kingswood Capital Partners, LLC

A-1

Exhibit B

[Letterhead of Company]

[Insert date]

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, New York 10005

Attn: Relationship Management

Re:	Trust Account No. Termination Letter

Dear Sir or Madam:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Newbridge Acquisition Limited (the “Company”) and Equiniti Trust Company, LLC (the “Trustee”), dated as of [●], 2026 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business within the time frame specified in the Company’s Charter, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into the trust operating account at Citi, N.A. to await distribution to the Public Shareholders. The Company has selected [●] as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Company’s Charter. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

Very truly yours,

NEWBRIDGE ACQUISITION LIMITED

By:
Name: [●]
Title: [●]

cc:	Kingswood Capital Partners, LLC

B-1

Exhibit C

[Letterhead of Company]

[Insert date]

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, New York 10005

Attn: Relationship Management

Re:	Trust Account No. Tax Payment Withdrawal Instruction

Dear Sir or Madam:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Newbridge Acquisition Limited (the “Company”) and Equiniti Trust Company, LLC (the “Trustee”), dated as of [●], 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[●] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

NEWBRIDGE ACQUISITION LIMITED

By:
Name: [●]
Title: [●]

cc:	Kingswood Capital Partners, LLC

C-1

Exhibit D

[Letterhead of Company]

[Insert date]

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, New York 10005

Attn: Relationship Management

Re:	Trust Account No. Shareholder Redemption Withdrawal Instruction

Dear Sir or Madam:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Newbridge Acquisition Limited (the “Company”) and Equiniti Trust Company, LLC (the “Trustee”), dated as of [●], 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Shareholders of the Company $[●] of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Shareholders who have properly elected to have their Ordinary Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company’s Charter. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Shareholders in accordance with your customary procedures.

Very truly yours,

NEWBRIDGE ACQUISITION LIMITED

By:
Name: [●]
Title: [●]

cc:	Kingswood Capital Partners, LLC

D-1

Exhibit E

[Letterhead of Company]

[Insert date]

Equiniti Trust Company, LLC

28 Liberty Street, Floor 53

New York, New York 10005

Attn: Relationship Management

Re:	Trust Account - Extension Letter

Dear Sir or Madam:

Pursuant to Section 1(l) of the Investment Management Trust Agreement between Newbridge Acquisition Limited (“Company”) and Equiniti Trust Company, LLC (the “Trustee”), dated as of [●], 2026 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional three (3) month, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $500,000 [(or $575,000 if the Underwriters’ over-allotment option was exercised in full, or in any case, $0.10 per public share)], which will be wired to you, into the Trust Account investments upon receipt.

This is the ____ of up to two Extension Letters.

Very truly yours,

NEWBRIDGE ACQUISITION LIMITED

By:
Name: [●]
Title: [●]

cc:	Kingswood Capital Partners, LLC

E-1